UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 30, 2011
Date of Earliest Event Reported: September 23, 2011

VERTEX ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53619	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 Gemini Street
Suite 250
Houston, Texas 77058
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

Effective September 23, 2011, the Company’s Board of Directors approved the grant of an aggregate of 390,000 stock options to certain employees, Directors and officers of the Company pursuant to the Company’s 2009 Stock Incentive Plan (the “Plan”).  The securities issuable in connection with and pursuant to the Plan were previously registered by the Company on Form S-8 (333-162290).

Specifically, the Board of Directors granted an aggregate of 240,000 incentive stock options to certain of the Company’s employees in consideration for services rendered and to be rendered to the Company (the “Employee Options”).  Included in the Employee Option grants were the grant of 100,000 options to Chris Carlson, the Secretary and Chief Financial Officer of the Company; and 15,000 options to Kevin Cowart, an employee of the Company and the nephew of our Chief Executive Officer, Benjamin P. Cowart.

The Board of Directors also granted an aggregate of 125,000 non-qualified stock options to the Company’s Directors as follows in consideration for services rendered and to be rendered to the Company (the “Director Options,” and collectively with the Employee Options, the “Employee and Director Options”):

Dan Borgen, Director	25,000 options
David Phillips, Director	25,000 options
Christopher Stratton, Director	25,000 options
Ingram Lee, Director	25,000 options
John Pimentel, Director	25,000 options

Finally, the Board of Directors granted Benjamin P. Cowart, the Chief Executive Officer, President, Chairman of the Board of Directors and largest shareholder of the Company, an aggregate of 25,000 non-qualified stock options in consideration for services rendered and to be rendered to the Company (the “Cowart Options” and together with the Employee and Director Options, the “Options”).

The Employee and Director Options were granted at an exercise price of $2.75 per share, which represented the mean between the highest and lowest quoted selling prices of the Company’s common stock on the grant date (September 23, 2011)(the “Mean Selling Price”).  The Cowart Options have an exercise price of $3.03, which represents 110% of the Mean Selling Price, as required by the Plan, as Mr. Cowart is a greater than 10% shareholder of the Company.

All of the Options vest at the rate of ¼ of each grantee’s options per year on the anniversary date of such grants, subject to accelerated vesting in the event of a change of control of the Company, and expire upon the earlier of (a) 90 days following the termination of their employment (or in the case of a Director, such Director’s appointment) with the Company; and (b) ten years from the grant date in the case of the Employee and Director Options and five years from the grant date in connection with the Cowart Options, as otherwise provided in the option agreements evidencing each grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERTEX ENERGY, INC.

Date: September 30, 2011	By: /s/ Chris Carlson
Chris Carlson
Chief Financial Officer